REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Rights Agreement”) is made as of the 27th day of September 2012 by and among HII Technologies, Inc., a Delaware corporation (the “Company”), and Brent Mulliniks and Billy Cox, individuals (each a “Holder” and collectively, the “Holders”).

RECITALS:

A.

The Holders are holders of shares of Common Stock of the Company issued in connection with that certain Securities Purchase Agreement (“Securities Purchase Agreement”) of even date herewith (the “Securities”).

B.

In order to induce the Holders to enter into the Securities Purchase Agreement, the Company agreed to execute and deliver of this Rights Agreement by each of the Company and the Holders.

AGREEMENT:

NOW, THEREFORE, in consideration for and of the foregoing and of the mutual promises, covenants and conditions set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

Registration Rights.

1.1

Definitions.  As used in this Rights Agreement, the following terms shall have the following respective meanings:

(a)

The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of the effectiveness of such registration statement.

(b)

The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(c)

The term "Registrable Securities" means any and all shares of

Common Stock of the Company owned by the Holders (i) issued or issuable pursuant to the terms of the Securities Purchase Agreement and (ii) any other shares of the Company’s Common Stock held by the Holders as of the date of this Rights Agreement; provided, however, that any and all shares described herein which have been resold to the public or are registered shall cease to be Registrable Securities upon such resale and any shares as to which registration rights have terminated pursuant to Section 1.12 shall cease to be Registrable Securities upon such termination.

(d)

The term "Securities Act" means the Securities Act of 1933, as amended.

(e)

The term "SEC" means the United States Securities and Exchange Commission.

(f)

The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with subsection 1.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company, Selling Expenses and fees and disbursements of legal counsel for the Holders).

(g)

The term "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

1.2

Company Registration.

(a)

Registration.  If (but without any obligation to do so) the Company shall at any time determine to register any of its Common Stock for its own account or for the account of other stockholders under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to employee stock option or purchase plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any other form or any successor to such form, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

(i)

at least thirty (30) days prior to the filing of such registration statement give to the Holders written notice thereof; and

(ii)

include in such registration (and any related qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made within ten (10) days after receipt of such written notice from the Company, by the Holders, except as set forth in subsection 1.3(b) and (c) below.

(b)

Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.3(a)(i).  In such event the right of the Holders to registration pursuant to subsection 1.3 shall be conditioned upon the Holder’s acceptance of the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), participation in such underwriting and the inclusion of the Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this subsection 1.3, if the underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit, in its sole discretion, the amount of securities to be included in the registration and underwriting by the Company's stockholders (which amount of securities shall be apportioned pro rata between the Holders (in the aggregate as a group) and other holders with pari passu registration rights distributing their securities through such underwriting according to the total amount of securities entitled to be included therein owned by each). In the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, the Company shall so advise the Holders.  If the Holders disapprove of the terms of any such underwriting, it may elect to withdraw there from by written notice to the Company and the underwriter.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)

Rule 415.  Notwithstanding the foregoing, should the U.S. Securities and Exchange Commission issue a comment on any registration statement which includes shares of the Registrable Securities, the effect of which is to limit the number of shares includable in such registration statement pursuant to the provisions of Rule 415 issued under the Securities Act of 1933, the Registrable Shares which exceed such limitations shall be removed from such registration statement.

1.4

Expenses of Registration.  All Registration Expenses incurred in connection with any registration pursuant to this Section 1 shall be borne by the Company except that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to subsection 1.2, the request for which has been subsequently withdrawn by the Holders.

1.5

Registration Procedures.  In the case of each registration, qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep the Holders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof.  Except as otherwise provided herein, at its expense the Company will:

(a)

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders, keep such registration statement effective for up to ninety (90) days or, if a shorter period, until securities included in the registration statement are sold; provided, however, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b)

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)

Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)

Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)

In the event of an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  The Holders participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)

Notify the Holders covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)

Use its reasonable efforts to furnish, at the request of the Holders  requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, provided, however, that in the case of the Holders, the Holders, shall, as a condition precedent to receiving such letter, furnish the Company’s independent certified public accountants with such information as such independent certified public accountants may reasonably request in order to render the letter to the selling Holders, including without limitation an opinion of counsel to the selling Holders reasonably acceptable to such independent certified public accountants to the effect that such selling Holders have a due diligence defense under Section 11 of the Securities Act.

(h)

notwithstanding anything herein to the contrary, the Company may, at any time, suspend the effectiveness of any Registration Statement for a period of up to 60 consecutive days or 90 days in the aggregate in any calendar year, as appropriate (a “Suspension Period”), by giving notice to each holder of Registrable Securities to be included in the Registration Statement, if the Company shall have determined, after consultation with its counsel, that the Company is required to disclose any material corporate development which the Company determines could reasonably be expected to have a material effect on the Company.  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of a Suspension Period or an event described under Section 6.1(d), such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder (i) is advised in writing by the Company that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus.  The Company shall prepare, file and furnish to each holder of Registrable Securities immediately upon the expiration of any Suspension Period, appropriate supplements or amendments, if applicable, to the Prospectus and appropriate documents, if applicable, incorporated by reference in the Registration Statement.  The Company agrees to use its best efforts to cause any Suspension Period to be terminated as promptly as possible;

1.6

The Holders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7

Indemnification.

(a)

The Company will indemnify and defend the Holders and each of its officers, directors and partners, and each person controlling the Holders, with respect to which a registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to the Holders, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Holders, each of its officers, directors and partners, and each person controlling the Holders, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, expense, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter specifically for use therein; and provided further, that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of an underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the Common Stock which is the subject thereof, if at or prior to the written confirmation of the sale of such Common Stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent to and delivered to such person, excluding

-

the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

(b)

The Holders will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and defend the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act and each person who controls such underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, offering circular, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by the Holders specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders (which consent shall not be unreasonably withheld).

(c)

Each party entitled to indemnification under this subsection 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting there from; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party to defend such action; and provided further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to a conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  No Indemnified Party shall be entitled to indemnification hereunder if such Indemnified Party consents to entry of any judgment or enters into any settlement without the consent of the Indemnifying Party.  Any Indemnified Party shall cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

(d)

If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages, liabilities or expenses referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)

The obligations of the Company and the Holders under this Section 1.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Rights Agreement.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(f)

The indemnification provided for in this Section 1.7 shall be superseded by indemnification provided for in an underwriting agreement entered into by the Company and an underwriter of Registrable Securities with respect to which a registration has been effected pursuant to this Rights Agreement.

1.8

Information by Holders.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the Holders shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of distribution proposed by the Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein. The Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding the Holder or the distribution of such Registrable Securities or omits to state any material fact regarding the Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to the Holder or the distribution of such Registrable Securities, an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  The Holder will (i) comply with the provisions of the Securities Act with respect to disposition of the Registrable Securities to be included in any registration statement filed by the Company and (ii) comply with the “Plan of Distribution” section of the current prospectus relating to any registration statement covering Registrable Securities filed by the Company. The Holder, by the Holder’s acceptable of the Registrable Securities, agrees to cooperate with the Company as reasonably requested in connection with the preparation and filing of any Registration Statement hereunder and in responding to any comments of the Commission in connection therewith

1.9

Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after the date of this Rights Agreement to:

(a)

make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b)

file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)

so long as the Holders own any Registrable Securities, furnish to the Holders forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and the

Exchange Act, a copy of the most recent annual or quarterly reports of the Company, and such other reports and documents so filed by the Company as the Holders  may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holders to sell any such securities without registration.

1.10

Transfer of Registration Rights.  The Holders' rights to cause the Company to register its securities and keep information available, granted to it by the Company under subsections 1.2 and 1.3 may only be assigned (but only with all related obligations) to a transferee or assignee which is a recipient of the sale of all or substantially all of the Holders’ assets or to a successor corporation of a merger in which such Holder is not the surviving corporation; provided, however, (A) the transferor shall, within ten days before such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement.  In each case, such rights may only be transferred together with the underlying Registrable Securities in a transfer permitted by the Securities Act and applicable state securities laws.  Any such transferee or assignee shall be deemed a Holder hereunder (and references to the singular Holder herein will thereafter mean the several Holders).  If there is more than one Holder, then actions taken hereunder (such as to demand registration not otherwise undertaken by the Company) shall be by the Holders of a majority-in-interest of the Registrable Securities.

  Upon such permitted transfer or assignment, any reference to “Holder” herein shall refer to such transferee or assignee.  The Company may prohibit the transfer of any of the Holders’ rights under this subsection 1.10 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company.

1.11

Subsequent Grant of Registration Rights.  The Company shall not grant rights to have securities other than the Registrable Securities registered under the Securities Act that are  superior to the registration rights granted herein without the written consent of the Holders.

1.12

Termination of Registration Rights.  The obligations of the Company pursuant to Section 1 hereof shall terminate (i) with respect to any shares of Common Stock which are included in any effective registration statement filed by the Company, (ii) with respct to any shares of Registrable Securities which may be sold by the Holders (without volume restrictions) pursuant to Rule 144 promulgated under the Securities Act or (iii) once all Registrable Securities are registered.

2.

General.

2.1

Governing Law.  This Rights Agreement shall be governed in all respects by the laws of the State of Texas without regard to conflict of law provisions.

2.2

Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.3

Entire Agreement.  This Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Rights Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

2.4

Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified mail, postage prepaid, return receipt requested, addressed or sent (i) if to the Holders, at 9112 Camp Bowie West, Suite 210 Fort Worth, Texas 76116, or at such other address or number as the Holders shall have furnished to the Company in writing, or (ii) if to the Company, at 710 N. Post Oak Road, Suite 400, Houston, Texas 77024 or at such other address or number as the Company shall have furnished to the Holders in writing, and shall be effective (i) upon delivery if sent by facsimile (with a confirming receipt); (ii) one day after delivery to an overnight courier service; or (iii) five (5) business days after deposit with the United States Post Office if mailed postage prepaid by regular mail or airmail.

2.5

Severability.  In case any provision of this Rights Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Rights Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

2.6

Titles and Subtitles.  The titles of the sections and subsections of this Rights Agreement are for convenience of reference only and are not to be considered in construing this Rights Agreement.

                        2.7

Amendments and Waivers.  Any term of this Rights Agreement may be amended and the observance of any term of this Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders.

            2.8      Counterparts.  This Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereby have executed this Rights Agreement on the date first above written.

[Signatures are on the next page]

“COMPANY”

HII TECHNOLOGIES, INC.

By: /s/ Matthew C. Flemming

    Name: Matthew C. Flemming

    Title: President

“HOLDER”

/s/ Brent Mulliniks

Brent Mulliniks

/s/ Billy Cox

Billy Cox